EXHIBIT 10.17


                           SOFTWARE LICENSE AGREEMENT


         This Agreement made effective as of this 11th day of December, 1998, by and between asseTrade.com, Inc., a corporation established pursuant to the laws of the state of Delaware and having a principal place of business at 8182 Maryland Avenue, 7th Floor, St. Louis, MO 63105 (hereinafter the "Licensee") and BarterOne LLC (d/b/a entrade.com), a limited liability company established under the laws of the state of Delaware and having a principal place of business at 1600 Executive Center, Post Office Box 415, Sharon, MA 02067 (hereinafter the "Licensor") (hereinafter the Licensee and the Licensor are together referred to from time to time as the "Parties").

         WHEREAS the Licensor possesses certain confidential and proprietary know-how and technology including owing and holding the exclusive worldwide, perpetual license to the ORBIT(TM) (On-line Reciprocal Business and Inventory Transaction) System (hereinafter the "Licensed Soft ware"), a customized robust end-to-end solution for the rapidly emerging business-to-business Electronic Business market and which offers a multiple payment software application providing the capability to market goods and services over the internet using multiple forms of payment and including on-line open bid payment modules, and

         WHEREAS the Licensee is engaged in the business of retail and corporate trade consulting, brokering the sale of goods and services with either a trade, cash or blend (cash and trade combined) transaction payment mechanism, and is involved in various other commercial endeavors, and

         WHEREAS the Licensor possesses certain confidential and proprietary know-how and technology relating to the Licensed Software and to associated technologies and commercial, marketing and sales methodologies, and

         WHEREAS, effective as of the date of this Agreement, the Licensee has been organized as a corporation existing under the laws of the state of Delaware, which corporation will, among other things, develop and implement on-line auctions for the disposition of corporate/investment assets, and

         WHEREAS the Licensee desires to license the Licensed Software in order to use and enhance it for specific applications involving on-line auctions, all on the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereby covenant and agree as follows:



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                           ARTICLE 1 - INTERPRETATION

         1.1      Definitions

         In this Agreement and the Schedules (if any) annexed hereto, unless there is something in the subject matter or context inconsistent herewith, the following expressions shall have the respective meanings indicated below:

         "Agreement"  -  means  this  agreement   entitled   "Software   License
Agreement" and all of the Schedules (if any) annexed hereto.

         "Code" means the computer programming code. Except as other specified, Code shall include both Object Code and Source Code.

         "Corporate/Investment Assets" means assets directly or indirectly belonging to any entity and/or employed or utilized in connection with any entity's business activities, including, without limitation, equipment, machinery, inventory, etc., and component parts thereof, excepting diamonds and/or other precious gems, in finished or unfinished form, precious metals, in raw or finished form, jewelry, currency in any form, oil, gas, coal and electric power, and telecommunications, cable and water services.

         "Documentation" means written materials (and machine-readable text subject to display or printout) which relate to and describe Code.

         "Improvements" means upgrades (including subsequent versions), enhancements, or other releases, alterations, modifications or customizations, of software, Code or related technology, including Documentation, with respect to the Licensed Software.

         "Know-How" means inventions (whether patentable or not), improvements, techniques, devices, data and other information (including, but not limited to computer source code, flow charts, opinions, drawings, blueprints and engineering and test specifications). Know-How shall also include user manuals and other Documentation for computer programs as updated periodically.

         "Object Code" means Code that is intended to be directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

         "Source Code" means Code, other than Object Code, and related source code documenta tion, comments and procedural code, such as job control language, which may be printed out or displayed in human readable form.

         1.2 Entire Agreement - This Agreement including any and all Schedules (if any) attached hereto constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, representations, proposals and/or other communications in respect of the licensing of the Licensed Software, whether oral or written. No




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supplement,  modification  or waiver of this  Agreement  shall be binding unless executed in writing by each of the Parties. The terms of this Agreement shall prevail over any conflicting, additional or other terms contained in any purchase order or other written, electronic or oral communication between the Parties.

         1.3 Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the Parties consent and attorn to the jurisdiction of the courts of such state.

         1.4 Number and Gender - Words importing the singular include the plural and vice versa and words importing gender include both genders.

         1.5 Headings - The Article and Section headings contained herein are included solely for convenience, are not intended to be full or accurate descriptions of the contents thereof and shall not be considered part of this Agreement or to affect the interpretation hereof.

         1.6 Currency - Unless otherwise indicated, all dollar amounts referred to in this Agree ment are in United States Dollars.


                          ARTICLE 2 - GRANT OF LICENSE

         2.1 Grant of License - Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee and the Licensee hereby accepts from the Licensor, an exclusive worldwide, perpetual license to the Licensed Software, and any improvements thereto and component parts thereof (non exclusive for the electric and gas utility industry and restricted for electricity related trade applications in the states of PA, NJ, MD, DE & MA pursuant to the terms and condi tions of a license agreement between the Licensor and PECO Energy Company, through its subsid iary Energy Trading Company), for the development of an Internet based Electronic Business platform as a specific business-to-business custom application service for on-line Corporate/Investment Asset recovery operations, including, without limitation, the following activities as they relate to same (i) private corporate extranet/intranet distribution and Corporate/Investment Asset registration services, (ii) management, on-line and off-line marketing, remarketing and sales of Corporate/Investment Assets of companies both as an internal mechanism for the redistribution of corporate and investment assets and a general business-to-business commercial remarketing facilitator, (iii) registered on-line business-to-business open bid process for the resale of corporate and investment assets, and (iv) virtual web based center for product sales and liquidation services, as well as the inclusive license rights to utilize the system on a worldwide basis and at any of the Licensee's or the Licensee's clients' locations and on any number of central processing units, provided that such use is solely in conjunction with use of the Licensed Software solely for the purposes herein identified and described in this Section 2.1. The Parties further agree that,

         (a) The Licensee shall have the right to develop and make future improvements to the Licensed Software for specific custom applications, and such Improvements shall be

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                  proprietary  to and  for the  sole  use of the  Licensee.  The
                  Licensor will have no liability or obligation towards the funding of any Improvements to the Licensed Software.

         (b) The Licensee shall provide to the Licensor a true, complete and updated listing of the locations at which the Licensed Software may be used.

         (c) The Licensee shall provide all its own support, maintenance and hosting of the Licensed Software.

         (d) The Licensee will make available to the Licensor, on a non-exclusive first look basis and at preferential pricing determined by the Licensee, any and all Improvements and/or functionality it may develop to the Licensed Software that are not related to the purposes for which the Licensed Software is hereby licensed.

         2.2 Improvements; Source Code - The license to the Licensed Software granted pursuant to Section 2.1 above includes any Improvements as well as the right to alter and/or modify the Licensed Software, and the Licensor shall promptly deliver to the Licensee any and all Improvements developed by or on behalf of the Licensor. The Parties agree that the Licensor will at all times keep possession of all Source Codes for the Licensed Software, except that the Licensor will provide and transfer to Licensee a full copy of the current Source Code for the Licensed Software. Upon request from the Licensee and for the purpose of customizing, enhancing, altering or modifying the Licensed Software, the Licensor shall promptly deliver to the Licensee a copy of the most up-to-date Source Code (in machine readable form) for the Licensed Software.

         2.3 Restriction on Use - The Licensee may make copies of the Licensed Software for use on any number of central processing units of the Licensee and the Licensee's clients and the Licensee may make copies for back up or archive purposes. Licensee may make as many copies of the Licensor's manuals or similar materials related to the Licensed Software as Licensee desires.

         2.4      Assignment/Sublicense of License

                  (i) The Licensee shall have the right, as it may determine from time to time, acting through its board of directors and in accordance with and subject to such directors' fiduciary duties to the Licensee and its stockholders and the provisions of the Licensee's Certificate of Incorporation and bylaws, as the same may be amended from time to time, to sublicense the Licensed Software on a nonexclusive basis for use by the clients or customers of the Licensee in the normal course of the Licensee's business.

                  (ii) In addition, the Parties recognize that the Licensee may, from time to time, consider new business opportunities related to the Licensed Software licensed to the Licensee pursuant to this Agreement. The Parties further recognize that the Licensee may, acting through its board of directors and in accordance with and subject to such directors' fiduciary duties to the Licensee and its stockholders and the provisions of the Licensee's Certificate of Incorporation and bylaws, as the same may be amended from time to time, sublicense or otherwise arrange for the use of the Licensed Software to or by other persons or entities, including without limitation the Licensor or affiliates of either the Licensee or the Licensor, to use the Licensed Software for purposes or in industrial sectors not deemed beneficial to the Licensee and/or consistent with its business activities, on such terms as the Licensee, acting through its board of directors and in accordance with and subject to such directors' fiduciary duties to the Licensee and its stockholders and the provisions of the Licensee's Certificate of Incorporation and bylaws, as the same may be amended from time to time, may deem to be in the best interests of the Licensee. The Li censee's board of directors shall give written notice to the Licensor and Butcher-Fox, LLC, a Maryland limited liability company, should the Li censee's board of directors consider sublicensing or otherwise arranging for the use of the Licensed Software to any other person or entity for purposes or in industrial sectors not deemed beneficial to the Licensee and/or consis tent with its business activities as provided pursuant to this paragraph
                           (ii), which such notice shall set forth the terms and conditions, including the time parameters (if any), or any such proposed sublicense or use right. Thereupon, the Licensor and/or Butcher-Fox, LLC shall have the right, within ten days of such notice or such shorter time period as the Licensee shall allow in light of the requirements of the initiator's proposal, to make a competing proposal to the Licensee's board of directors with respect thereto.

                  (iii)    Except as provided in paragraphs (i) and (ii) of this
                           Section 2.4, neither the Licensor nor the Licensee shall have the right to assign, transfer or convey, directly or indirectly, by sub-license or otherwise, this Agreement or any of the rights and/or obligations of either party hereunder without the prior written consent of the other party.



                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

         3.1 Subject to Article 6 hereof, the Licensee acknowledges that the Licensed Software being provided by the Licensor hereunder, and any improvements made by the Licensor or Documen tation provided by the Licensor with respect thereto, are the sole and exclusive property of the Licensor and that the Licensee acquires no right, title or interest therein.

         3.2 The Licensor represents and warrants to the Licensee that: (i) the Licensor is the sole and exclusive owner of all right, title and interest in and to the Licensed Software and has sufficient rights to license the Licensed Software to the Licensee as contemplated in this Agreement; (ii) the Licensor has the right to enter into this Agreement and grant the rights granted hereunder and there are no outstanding agreements or understandings of any kind binding upon the Licensor that are inconsistent with this Agreement or the rights granted hereunder; (iii) the Licensed Software does not and will not contain any "backdoor" or concealed access or any "software locks" or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take action) by or on behalf of the Licensor, will cause the Licensed Software to be destroyed, erased, damaged or otherwise made inoperable; (iv) to its best knowledge, the Licensed Software does not infringe upon or violate the copyrights, patents, trade secrets, trademarks or other proprietary rights of any third party; (v) there are no pending or threatened suits, legal proceedings, claims or governmental investigations against or with respect to the Licensor relating to the Licensed Software or any component part thereof; (vi) the Licensor has not received any notice and no notice is threatened or expected of any claim of infringement or violation of any third party's copyrights, patents, trade secrets, trademarks or other proprietary rights; (vii) the Licensed Software will perform in substantial conformity with its specifications as set forth in the Documentation, which shall not mean that it shall be error-free but may be subject to simple work-arounds or de-bugging; (viii) the version of the Licensed Software delivered on the date hereof is the most current and best version of such software in existence on the date hereof; (ix) any Licensor Improvements will be developed solely by full time employees of the Licensor acting within the scope of their employment or by independent contractors who have transferred to the Licensor by written agreement their ownership rights in the Improvements or who have granted the Licensor a right to sublicense the Licensor Improvements.

         3.3 The Licensee represents to the Licensor that the Licensee has the right to enter into this Agreement and fulfill its duties and obligations hereunder and there are no outstanding agree ments of any kind binding upon the Licensee that are inconsistent with this Agreement.

         3.4 The Licensor hereby agrees to indemnify, defend and hold harmless the Licensee and its permitted assigns and sub-licensees, and their respective directors, officers, employees and agents, at the Licensor's sole cost and expense, from and against any and all losses, expenses, claims, actions, proceedings, damages or liabilities arising out of, relating to or based upon any infringement or violation, or alleged infringement or violation, of any copyright, patent, trademark or other proprietary right of any third party, arising out of or related to the use by the Licensee or its permitted assigns or sub-licensees of the Licensed Software or any component part thereof. The Licensor agrees to pay and all obligations, liabilities, costs and damages of the Licensee and its permitted assigns and sub-licensees, including, without limitation, reasonable attorney's fees, which are attributable to any such claim, action or proceeding if the Licensee or its permitted assigns or sub-licensees, having actual knowledge thereof, promptly notifies the Licensor in writing of any such claim, action or proceeding and gives the Licensor sole control of the defense or settlement of such claim, action or proceeding and provides Licensor with reasonable non-economic assistance in the defense of any such claim, action or proceeding. If the Licensed Software or any component part thereof is held to constitute an infringement or violation of any third party's proprietary rights and the Licensee's or its permitted assigns' or sub-licensee's use thereof is or may reasonably be expected to be enjoined, then the Licensor shall, at the Licensor's option and sole expense, either secure for the Licensee or its permitted assigns or sub-licensees, as the case may be, the right to continue to use the Licensed Software and any component part thereof, or replace or modify same to make them non-infringing.









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                           ARTICLE 4 - CONFIDENTIALITY

         4.1 The Licensee acknowledges that the Licensed Software is confidential and considered as trade secret of the Licensor. The Licensee agrees to maintain the confidentiality of and not to release, disclose or divulge the Licensed Software or any part thereof to any person without the prior written consent of the Licensor; provided that the Licensee shall not be obligated to maintain in confidence that information which:

                  (i) can be demonstrated by reasonably documented proof to have been in the possession of the Licensee prior to receipt thereof from the Licensor or to have been developed in the course of work entirely independent of any disclo sure made hereunder or the subject matter of this Agreement;

                  (ii) is or becomes part of the public domain other than through breach of this Agreement or through the fault of the Licensor;

                  (iii) is necessarily disclosed in any products sold or shipped by either of the Parties;

                  (iv)     is or becomes available to the Licensee from a source
                           other  than  the   Licensor   which   source  has  no
                           obligation to the Licensor in respect thereof; or

                  (v) is made available by the Licensor in written form to a third party on an unrestricted basis.

         The Licensee shall instruct its employees who have access to the Licensed Software to comply with the provisions of this Article 4 and the Licensee shall take at least the same steps to prevent disclosure and misuse of the Licensed Software as it takes with respect to its own confidential information.

                       ARTICLE 5 - COMMERCIAL EXCLUSIVITY

         5.1 The Licensor and the Licensee agree to exclusively use and promote the individual services provided by the other in their separate business activities. Therefore, the Licensee and Henry Butcher International Limited and Michael Fox International, Inc. and their respective affiliates will exclusively use the Licensor for all on-line Electronic Business applications and the Licensee for all on-line auction applications contemplated by this Agreement and the Licensor and Positive Asset Remarketing, Inc. and their respective affiliates will exclusively use the Licensee and/or Henry Butcher International Limited and Michael Fox International, Inc. for the disposition of Corporate/Investment Assets pertaining to auctions and private treaty sales. The Licensor shall pay to the Licensee an amount equal to twenty percent (20%) of the gross profits derived from any and all business referred to the Licensor by the Licensee, and the Licensee shall pay to the Licensor an amount equal to twenty percent (20%) of the gross profits derived from any and all business referred to the Licensee by the Licensor. Notwithstanding anything to the contrary contained herein, the Parties recognize that Henry Butcher International Limited and Michael Fox International, Inc. and their respective affiliates are presently developing the capability to allow bidders and others to participate electronically in live auctions conducted or to be conducted by such companies and the Parties hereby recognize and agree that such activities shall not be subject to or restricted by the provisions of this Section 5.1. It is understood by the Parties that Henry Butcher International Limited and Michael Fox International, Inc. contemplate utilizing technology when developed to facilitate participation electronically in live auctions and agree that should the Licensor have such technology available, Henry Butcher International Limited and Michael Fox International, Inc. shall utilize such technology as long as the terms, conditions and pricing for use are competitive with other similar technology available in the marketplace. It is further understood that should Henry Butcher International Limited and Michael Fox International, Inc. choose not to use the Licensor's technology referred to in the preceding sentence, then the Licensor shall have the right to market said technology in the marketplace.


                        ARTICLE 6 - TERM AND TERMINATION

         6.1 This Agreement shall remain in full force and effect until terminated as hereinafter provided. This Agreement may be terminated by the Licensor in the event that the Licensee shall be in material breach of any provisions hereof and shall fail to remedy such material breach within thirty
(30) days after receiving written notice thereof from the Licensor; provided, however, that, notwithstanding the foregoing, this Agreement may not be terminated by the Licensor if, with respect to a material breach which is incapable of cure during such 30 day period, after such 30 day period, the Licensee is continuing to be diligently and in good faith seeking to cure such failure, but in any event such attempt to cure shall not exceed a six (6) month period, commencing upon the date of receipt by the Licensee of the Licensor's notice of material breach. All rights and licenses granted under or pursuant to this Agreement by the Licensor to the Licensee are, and shall otherwise be deemed to be, for purposes of 11 U.S.C. 365, licenses of "intellectual property" as defined under 11 U.S.C. 101 (56). If a judgment is entered into against the Licensee in regards to any bankruptcy proceedings, for its own account, under the Bankruptcy Code, or should the Licensee dissolve and/or wind up its business and affairs, this Agreement shall terminate. The Parties further agree that, in the event of a commencement of a bankruptcy proceeding by or against the Licensor under the Bankruptcy Code, the Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) the Licensed Software and any such intellectual property and all embodiments of the Licensed Software and such intellectual property, and same, if not already in its possession, shall be promptly delivered to the Licensee (i) upon any such commencement of a bankruptcy proceeding, upon written request therefor by the Licensee, unless the Licensor elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Licensor upon written request therefor by the Licensee.

         6.2 Upon dissolution of or the entry of a judgment in regards to any bankruptcy proceed ing against the Licensee, all rights to the Licensed Software and all copies of the Licensed Software that are in the Licensee's possession, will revert back to and be returned to the Licensor.





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           ARTICLE 7-DISCLAIMER OF WARRANTIES/LIMITATION OF LIABILITY


         7.1 DISCLAIMER OF WARRANTIES - OTHER THAN AS SET FORTH IN ARTICLE 3 HEREOF, THE LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OR CONDITIONS OF ANY KIND CONCERNING THE LICENSED SOFTWARE OR ITS USE, FUNCTION OR OWNERSHIP AND SHALL NOT BE LIABLE IN ANY MANNER FOR ANY REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND WHETHER EXPRESS OR IMPLIED OR COLLATERAL OR WHETHER ARISING BY OPERA TION OF LAW OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MER CHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE LICENSED SOFTWARE WILL BE ERROR FREE.

         7.2 LIMITATION OF LIABILITY - LICENSOR SHALL NOT HAVE ANY LIABILITY OF ANY KIND FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY BREACH OF THIS AGREEMENT EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS OTHERWISE PROVIDED IN ARTICLE 3 HEREOF.


                          ARTICLE 8 - OTHER PROVISIONS

         8.1 Binding Effect - This Agreement is binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns.

         8.2 Survival - All representations, warranties, and indemnifications, and obligations which expressly by their nature survive termination of this Agreement, shall survive any termination of this Agreement and shall continue in full force and effect subsequent to and notwithstanding such termination.

         8.3 Notice - Any notice given hereunder shall be in writing and given by personal delivery or sent by registered or certified mail, postage prepaid and addressed to the Parties at the addresses shown on the first page hereof. Any notice so given shall be deemed to have been received on the date on which it was delivered or if sent by mail, on the third business day next following the mailing thereof. In the event of actual or threatened sustained disruption of postal service, notice shall not be sent by mail. Either party may change its address hereunder by giving written notice of such change to the other party in the manner provided above.

         8.4 Counterparts - This Agreement may be executed in counterparts and shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties.

         8.5 Independent Contractor - The Parties to this Agreement are each an independent contractor as to the other and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the other except as otherwise expressly agreed to in a writing signed by the Parties. Neither party shall have authority to contract for or bind the other in any manner and shall not represent itself as an agent of the other or as otherwise authorized to act for or on behalf of the other.

         IN WITNESS whereof the Parties have duly executed this Agreement as of the date first written above.


BarterOne, L.L.C.                                    asseTrade.com, Inc.


By: /s/Gary Lerman                                   By:  /s/Robert D. Kohn
    --------------                                        -----------------

Name:  Gary Lerman                                   Name: Robert D. Kohn
     -------------                                        -----------------
Title:  President                                    Title: President

                                 ACKNOWLEDGEMENT


         By executing below, Henry Butcher International Limited, a company organized under the laws of the United Kingdom, Michael Fox International, Inc., a Maryland corporation, and Positive Asset Remarketing, Inc., a Massachusetts corporation, expressly acknowledge the terms and conditions set forth in Section
5.1 of that certain Software License Agreement dated as of December 11, 1998, and hereby expressly agree to be bound by their respective obligations and commitments pursuant to such Section 5.1.

         IN WITNESS WHEREOF, this acknowledgement has been executed by the undersigned as of the 3rd day of February, 1999.

                                   HENRY BUTCHER INTERNATIONAL
                                   LIMITED


                                   By: /s/Robert M. Novelly
                                       ------------------------------
                                   Printed Name:  Robert M. Novelly
                                                ---------------------

                                   MICHAEL FOX INTERNATIONAL, INC.


                                   By: /s/William Z. Fox
                                       ------------------------------
                                   Printed Name: William Z. Fox
                                                ---------------------


                                   POSITIVE ASSET REMARKETING, INC.


                                   By: /s/Benjamin R. Kafka
                                      -------------------------------
                                   Printed Name:  Benjamin R. Kafka
                                                ---------------------






                                      -10-